Exhibit 99.1

Vital Farms Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Fourth Quarter Net Revenue a Record $110.1 million, up 42.2% versus Prior Year

Expects Net Revenue of More than $450 million in Fiscal Year 2023

AUSTIN, TX – March 9, 2023 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its fourth quarter and fiscal year ended December 25, 2022.

Financial highlights for the fourth quarter and fiscal year ended December 25, 2022 include:

•
Fourth Quarter 2022 Net Revenue increase of 42.2% to $110.1 million
•
Fiscal Year 2022 Net Revenue increase of 38.8% to $362.1 million
•
Fiscal Year 2022 Net Income of $1.2 million
•
Fiscal Year 2022 Adjusted EBITDA of $16.2 million1

“2022 was another great year for Vital Farms’ financial results. We had a strong close to the year in Q4, achieving our highest net revenue in a single quarter driven by continued robust demand for our products. We also made significant gains in household penetration, growing the number of households who purchase Vital Farms products by over 45%, to 10.5 million,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

Diez-Canseco continued, "Our continued success throughout this past year is a testament to the resilient stakeholder community of which we are a part. Specifically, I would like to recognize our crew members for their tireless efforts, and our farmers, whose passion for what they do and professionalism during all the change we experienced this past year is truly inspiring.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended December 25, 2022

Net revenue increased 42.2% to $110.1 million in the fourth quarter of 2022, compared to $77.4 million in the fourth quarter of 2021. Growth in net revenue in the fourth quarter of 2022 was driven by volume gains of 27%, primarily due to continued growth in egg-related sales, and pricing increases, as well as distribution gains at both new and existing retail customers.

Gross profit was $33.3 million, or 30.3% of net revenue, in the fourth quarter of 2022, compared to $19.8 million, or 25.6% of net revenue, in the prior year quarter. The change in gross profit was driven by higher sales. The change in gross margin was due to increased pricing across our entire portfolio despite facing some headwinds, including higher costs in both eggs and butter, elevated packaging costs, and increased farmer payments.

Income from operations in the fourth quarter of 2022 was $3.4 million, compared to a loss from operations of $4.2 million in the fourth quarter of 2021. The change in income from operations was primarily attributable to higher sales and gross profit, offset by increased employee-related expenses as we grew headcount to support our growth, as well as higher marketing costs.

Net income was $1.9 million in the fourth quarter of 2022, compared to a net loss of $3.6 million in the prior year quarter.

Net income per diluted share was $0.04 for the fourth quarter of 2022, compared to net loss per diluted share of $0.09 in the prior year quarter.

Adjusted EBITDA was $6.9 million, or 6.2% of net revenue, in the fourth quarter of 2022, compared to Adjusted EBITDA of $(2.0) million in the fourth quarter of 2021. The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance in the face of a higher input cost environment, offset by increased employee-related expenses and higher marketing spend. Our Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the Fiscal Year Ended December 25, 2022

Net revenue increased 38.8% to $362.1 million in fiscal year 2022, compared to $260.9 million in fiscal year 2021. The change in net revenue in fiscal year 2022 was driven by volume growth of nearly 29%, due to continued growth in egg-related sales, distribution gains at both new and existing retail partners, and an increase in butter-related sales.

Gross profit was $109.4 million, or 30.2% of net revenue, in fiscal year 2022, compared to $82.9 million, or 31.8% of net revenue, in the prior year period. The change in gross profit was driven by higher sales. The change in gross margin was primarily driven by an increase in input costs across our shell egg and butter businesses, as well as higher packaging and transportation costs. Increased pricing on our portfolio partially offset the input cost headwinds.

Income from operations in fiscal year 2022 was $2.1 million, compared to income from operations of $52 thousand in fiscal year 2021. The change in net income from operations was primarily attributable to higher sales and gross profit, offset by increased employee-related expenses as we grew headcount to support our growth, as well as higher marketing costs.

Net income was $1.2 million in fiscal year 2022, compared to net income of $2.4 million in the prior year period.

Net income per diluted share was $0.03 in fiscal year 2022, compared to net income per diluted share of $0.06 in the prior year period.

Adjusted EBITDA was $16.2 million in fiscal year 2022, compared to Adjusted EBITDA of $8.0 million in fiscal year 2021. The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance in the face of a higher input cost environment, partially offset by increased employee-related expenses to support growth across the business and higher marketing spend. Our Adjusted EBITDA excludes certain non-cash items as well as $2.3 million in costs related to the exit of our convenient breakfast product line in Q1 2022. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled "Non-GAAP Financial Measures" below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents and investment securities were $78.7 million as of December 25, 2022, and we had no outstanding debt. Net cash used in operating activities was $8.1 million for the fiscal year ended December 25, 2022, compared to net cash provided by operating activities of $17.7 million for the fiscal year ended December 26, 2021.

Capital expenditures totaled $10.6 million in the fiscal year ended December 25, 2022, compared to $16.7 million in the prior year period.

Update on Fiscal Year 2023 Outlook

Bo Meissner, Vital Farms’ Chief Financial Officer, commented: “We are pleased with our financial performance and ongoing demand for our products. It has been a privilege serving as CFO of Vital Farms. As I prepare to step away from the company later this year, I would like to reiterate my confidence that Vital Farms is well positioned to further its progress toward its long-term top line objectives as well as its profitability goal of low double-digit Adjusted EBITDA Margin.”

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For the full fiscal year 2023, management is providing guidance for net revenue of more than $450 million.
•
Management is also providing guidance for Adjusted EBITDA of more than $30 million for the full fiscal year 2023.
•
Finally, management expects fiscal year 2023 capital expenditures in the range of $25 to $30 million.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income, or its forecasted Adjusted EBITDA Margin and net revenue, their respective most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the call and receive dial in information, please register here: Q4 2022 VITL Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms (Nasdaq: VITL), is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms has become a national consumer brand that works with over 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-boiled eggs, ghee, and liquid whole eggs, are sold in over 22,000 stores nationwide. Vital Farms pasture raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, please visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, ability to successfully enter into new product categories, and future financial performance, including management’s outlook for fiscal year 2023 and management's long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers, and to attract and retain its farmers, suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream, and other raw materials; Vital Farms' ability to successfully enter into new product categories; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease on Vital Farms' supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of the war between Ukraine and Russia, increased interest rates and inflation; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 25, 2022, which Vital Farms anticipates filing on March 9, 2023, and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2022, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

rob.discher@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

	13-Weeks Ended		52-Weeks Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net revenue	$110,081	$77,405	$362,050	$260,901
Cost of goods sold	76,768	57,608	252,606	178,002
Gross profit	33,313	19,797	109,444	82,899
Operating expenses:
Selling, general and administrative	22,043	15,815	77,236	57,868
Shipping and distribution	7,825	8,224	30,104	24,979
Total operating expenses	29,868	24,039	107,340	82,847
Income (loss) from operations	3,445	(4,242)	2,104	52
Other income (expense), net:
Interest expense	(87)	(10)	(114)	(52)
Interest income	340	101	992	381
Other income (expense), net	—	(46)	(151)	(27)
Total other income (expense), net	253	45	727	302
Net income (loss) before income taxes	3,698	(4,197)	2,831	354
Income tax provision (benefit)	1,833	(543)	1,601	(2,028)
Net income (loss)	1,865	(3,654)	1,230	2,382
Less: Net loss attributable to noncontrolling interests	—	(6)	(21)	(47)
Net income (loss) attributable to Vital Farms, Inc. common stockholders	$1,865	$(3,648)	$1,251	$2,429
Net income (loss) per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.05	$(0.09)	$0.03	$0.06
Diluted:	$0.04	$(0.09)	$0.03	$0.06
Weighted average common shares outstanding:
Basic:	40,738,158	40,379,765	40,648,592	40,027,278
Diluted:	43,391,224	40,379,765	43,469,586	43,321,733

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 25, 2022	December 26, 2021

Assets
Current assets:
Cash and cash equivalents	$12,914	$30,966
Investment securities, available-for-sale	65,814	68,621
Accounts receivable, net	40,227	26,938
Inventories	26,849	10,945
Prepaid expenses and other current assets	3,810	3,817
Total current assets	149,614	141,287
Property, plant and equipment, net	59,155	44,608
Operating lease right-of-use assets	1,895	—
Goodwill	3,858	3,858
Other assets	144	189
Total assets	$214,666	$189,942
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,972	$22,520
Accrued liabilities	18,477	15,143
Operating lease liabilities, current	1,208	—
Finance lease liabilities, current	1,570	327
Income taxes payable	425	—
Total current liabilities	47,652	37,990
Operating lease liabilities, non-current	892	—
Finance lease liabilities, non-current	7,023	—
Other liabilities	767	192
Total liabilities	$56,334	$38,182
Commitments and contingencies (Note 17)	—	—
Redeemable noncontrolling interest	—	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of December 25, 2022 and December 26, 2021; 40,746,990 and 40,493,969 shares issued and outstanding as of December 25, 2022 and December 26, 2021, respectively	4	5
Additional paid-in capital	155,716	149,000
Retained earnings	4,159	2,746
Accumulated other comprehensive loss	(1,547)	(281)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	158,332	151,470
Noncontrolling interests	—	115
Total stockholders’ equity	$158,332	$151,585
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$214,666	$189,942

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	52-Weeks Ended
	December 25, 2022	December 26, 2021
Cash flows from operating activities:
Net (loss) income	$1,230	$2,382
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,441	3,540
Amortization of right-of-use assets	1,840	—
Amortization of available-for-sale debt securities	711	1,301
Stock-based compensation expense	6,040	4,440
Bad debt expense	430	73
(Decrease) increase in inventory provision	(330)	224
Deferred taxes	632	(2,536)
Other	84	44
Changes in operating assets and liabilities:
Accounts receivable	(13,718)	(6,078)
Inventories	(15,574)	1,733
Income taxes receivable	199	1,354
Prepaid expenses and other current assets	(271)	426
Deposits and other assets	45	(46)
Income taxes payable	425	—
Accounts payable	2,352	6,796
Accrued liabilities	3,843	4,029
Operating lease liabilities	(1,477)	—
Net cash (used in) provided by operating activities	$(8,098)	$17,682
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,468)	(16,711)
Purchases of leasehold improvements	(89)	—
Purchases of available-for-sale debt securities	(33,817)	(51,688)
Sales of available-for-sale debt securities	—	1,436
Maturities and call redemptions of available-for-sale debt securities	34,345	48,523
Proceeds from the sale of property, plant and equipment	100	—
Dissolution of noncontrolling interest	(108)	—
Net cash used in investing activities	$(10,037)	$(18,440)
Cash flows from financing activities:
Payment of contingent consideration	(38)	(152)
Principal payments under finance lease obligations	(554)	(471)
Proceeds from exercise of stock options	675	2,803
Net cash provided by financing activities	$83	$2,180
Net decrease in cash and cash equivalents	(18,052)	1,422
Cash and cash equivalents at beginning of the period	30,966	29,544
Cash and cash equivalents at end of the period	$12,914	$30,966
Supplemental disclosure of cash flow information:
Cash paid for interest	$114	$43
Cash paid for income taxes	$99	$102
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$1,143	$1,493

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; (7) the costs related to the discontinuation of our convenient breakfast product line; and (8) the costs related to the dissolution of the Ovabrite, Inc. variable interest entity. We believe the costs directly related to the convenient breakfast exit and dissolution of Ovabrite, Inc. should be excluded as they are unlikely to recur. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not include costs related to the discontinuation of our convenient breakfast product line; (5) they do not reflect the dissolution of the Ovabrite, Inc. variable interest entity; (6) they do not reflect other non-operating expenses, including interest expense; (7) they do not consider the impact of any contingent consideration liability valuation adjustments and (8) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the 13-week and 52-week periods presented. A reconciliation of Adjusted EBITDA Margin to net revenue, its most directly comparable GAAP measure, is not available on a forward-looking basis without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

	13-Weeks Ended		52-Weeks Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(in thousands)		(in thousands)
Net income (loss)	$1,865	$(3,654)	$1,230	$2,382
Depreciation and amortization(1)	1,870	1,014	5,761	3,540
Stock-based compensation expense	1,542	1,243	6,040	4,440
Costs related to our exit of the convenient breakfast product line	—	—	2,341	—
Dissolution of Ovabrite, Inc.	—	—	122	—
Income tax provision (benefit)	1,833	(544)	1,601	(2,028)
Interest expense	87	10	114	52
Change in fair value of contingent consideration(2)	—	10	19	44
Interest income	(340)	(101)	(992)	(381)
Adjusted EBITDA	$6,857	$(2,022)	$16,236	$8,049

(1)
Amount also includes finance lease amortization.
(2)
Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.